Exhibit 99-m





               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 11-K




(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED) for the fiscal year ended December 31, 1993

                               OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED) for the transition period from
     ____________________ to ____________________



COMMISSION FILE NUMBER 1-9941




                        PSI ENERGY, INC.
              UNION EMPLOYEES' 401(k) SAVINGS PLAN
                    (Full title of the plan)





                       PSI RESOURCES, INC.
  (Name of issuer of the securities held pursuant to the plan)







                      1000 East Main Street
                   Plainfield, Indiana  46168
            (Address of principal executive offices)

                  FINANCIAL STATEMENTS AND EXHIBITS



                                                                      Page No.

(a)  Financial Statements
     Report of Independent Public Accountants                             3
     Statement of Financial Condition as of
          December 31, 1993                                             4-4a
     Statement of Financial Condition as of
          December 31, 1992                                             5-5a
     Statement of Income and Other Changes in Plan Equity
          for the Year Ended December 31, 1993                          6-6a
     Statement of Income and Other Changes in Plan Equity
          for the Year Ended December 31, 1992                          7-7a
     Statement of Income and Other Changes in Plan Equity
          for the Year ended December 31, 1991                          8-8a
     Notes to Financial Statements                                      9-16
     Financial Statement Schedules (As Required By The Employee
          Retirement Income Security Act)
          Schedule I  - Schedule of Assets Held For Investment
                        Purposes - December 31, 1993                     17
          Schedule I  - Schedule of Assets Held For Investment
                        Purposes - December 31, 1992                     18
          Schedule II - Schedule of Reportable Transactions              19


(b)  Exhibits
     1)  Consent of Independent Public Accountants

            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Plan Administrator of
the PSI Energy, Inc. Union
Employees' 401(k) Savings Plan:

We have audited the accompanying statements of financial condition of the PSI ENERGY, INC. UNION EMPLOYEES' 401(k) SAVINGS PLAN as of December 31, 1993 and 1992, and the statements of income and other changes in plan equity for each of the three years in the period ended December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1993 and 1992, and the results of its operations and changes in plan equity for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules I and II are presented for the purpose of complying with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.




ARTHUR ANDERSEN & CO.
Indianapolis, Indiana,
April 1, 1994

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                             STATEMENT OF FINANCIAL CONDITION
                                  AS OF DECEMBER 31, 1993


                        Aggressive                                        Money
                          Equity    Conservative   Balanced     Bond      Market
                           Fund      Equity Fund     Fund       Fund       Fund     Income Fund  Stock Fund
ASSETS
  Investments
    (Schedule I)        $3,883,202   $2,196,279   $1,186,517  $297,309  $3,692,771  $      -     $12,925,189


  Contributions
   receivable (Note E):
    Participants            35,108       19,091       10,836     3,147      27,450         -          13,788
    PSI Energy, Inc.          -            -            -         -           -            -         531,579

                            35,108       19,091       10,836     3,147      27,450         -         545,367


NET ASSETS              $3,918,310   $2,215,370   $1,197,353  $300,456  $3,720,221  $      -     $13,470,556


PLAN EQUITY             $3,918,310   $2,215,370   $1,197,353  $300,456  $3,720,221  $      -     $13,470,556



        The accompanying notes are an integral part of these financial statements.




                                        Page 1 of 2

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                             STATEMENT OF FINANCIAL CONDITION
                                  AS OF DECEMBER 31, 1993


                                        Total
                        Participant   Combined
                         Loan Fund      Funds
ASSETS
  Investments
    (Schedule I)          $596,482   $24,777,749


  Contributions
   receivable (Note E):
    Participants              -          109,420
    PSI Energy, Inc.          -          531,579

                              -          640,999


NET ASSETS                $596,482   $25,418,748


PLAN EQUITY               $596,482   $25,418,748



        The accompanying notes are an integral part of these financial statements.




                                        Page 2 of 2
/TABLE

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                             STATEMENT OF FINANCIAL CONDITION
                                  AS OF DECEMBER 31, 1992


                           Aggressive                            Money
                             Equity    Conservative    Bond      Market
                              Fund      Equity Fund    Fund       Fund     Income Fund  Stock Fund
ASSETS
  Investments
    (Schedule I)           $2,446,686   $1,355,756   $198,276  $2,949,568    $893,360   $7,987,703


  Contributions
   receivable (Note E):
    Participants               30,837       15,742      2,640      34,771        -          11,674
    PSI Energy, Inc.             -            -          -           -           -         372,160

                               30,837       15,742      2,640      34,771        -         383,834


NET ASSETS                 $2,477,523   $1,371,498   $200,916  $2,984,339    $893,360   $8,371,537


PLAN EQUITY                $2,477,523   $1,371,498   $200,916  $2,984,339    $893,360   $8,371,537



        The accompanying notes are an integral part of these financial statements.


                                        Page 1 of 2
/TABLE

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                             STATEMENT OF FINANCIAL CONDITION
                                  AS OF DECEMBER 31, 1992


                                           Total
                           Participant   Combined
                            Loan Fund      Funds
ASSETS
  Investments
    (Schedule I)             $416,701   $16,248,050


  Contributions
   receivable (Note E):
    Participants                 -           95,664
    PSI Energy, Inc.             -          372,160

                                 -          467,824


NET ASSETS                   $416,701   $16,715,874


PLAN EQUITY                  $416,701   $16,715,874



        The accompanying notes are an integral part of these financial statements.


                                        Page 2 of 2
/TABLE

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1993

                                Aggressive                                        Money
                                  Equity    Conservative   Balanced     Bond      Market
                                   Fund      Equity Fund     Fund       Fund       Fund     Income Fund
Investment income
  Interest                      $     -      $     -      $     -     $   -     $     -      $       6
  Dividends                        342,082       73,498       58,764    17,351     109,702        -

Realized gains
  on disposition of
  assets (Note F)                   32,110       12,691        1,247     1,862       -            -

Unrealized appreciation
  of assets (Note G)               277,899      240,625       76,735       530        -           -
                                   652,091      326,814      136,746    19,743     109,702           6
Contributions
  (Notes D and E)
    Participants                   821,369      472,292      193,163    81,618     822,113        -
    PSI Energy, Inc.                  -            -            -         -           -           -
    Rollovers                          577         -             288      -           -           -

Transfers (to)/from
  Employees' 401(k)
  Savings Plan, net                (39,774)     (23,521)      (7,091)    1,391     (12,123)       -

Withdrawals                        (29,190)      (5,524)      (1,157)     (450)    (62,480)       (918)
                                   752,982      443,247      185,203    82,559     747,510        (918)

Transfers between
  funds                             35,714       73,811      875,404    (2,762)   (121,330)   (892,448)

Income and other changes
  in Plan equity for
  the year                       1,440,787      843,872    1,197,353    99,540     735,882    (893,360)

Plan equity at beginning
  of the year                    2,477,523    1,371,498         -      200,916   2,984,339     893,360

Plan equity at end of
  the year                      $3,918,310   $2,215,370   $1,197,353  $300,456  $3,720,221   $    -

        The accompanying notes are an integral part of these financial statements.

                                        Page 1 of 2
/TABLE

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1993

                                                             Total
                                             Participant   Combined
                                 Stock Fund   Loan Fund      Funds
Investment income
  Interest                      $      -       $ 33,402   $    33,408
  Dividends                         516,688        -        1,118,085

Realized gains
  on disposition of
  assets (Note F)                    49,570        -           97,480

Unrealized appreciation
  of assets (Note G)              2,810,849    $   -        3,406,638
                                  3,377,107      33,402     4,655,611
Contributions
  (Notes D and E)
    Participants                    347,070        -        2,737,625
    PSI Energy, Inc.              1,748,763        -        1,748,763
    Rollovers                           288        -            1,153

Transfers (to)/from
  Employees' 401(k)
  Savings Plan, net                (102,633)       -         (183,751)

Withdrawals                        (156,808)       -         (256,527)
                                  1,836,680        -        4,047,263

Transfers between
  funds                            (114,768)    146,379          -

Income and other changes
  in Plan equity for
  the year                        5,099,019     179,781     8,702,874

Plan equity at beginning
  of the year                     8,371,537     416,701    16,715,874

Plan equity at end of
  the year                      $13,470,556    $596,482   $25,418,748

        The accompanying notes are an integral part of these financial statements.

                                        Page 2 of 2
/TABLE

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1992

                                    Aggressive                            Money
                                      Equity    Conservative    Bond      Market
                                       Fund      Equity Fund    Fund       Fund     Income Fund
Investment income
    Interest                        $     -      $     -      $   -     $     -       $ 72,028
    Dividends                          300,220       38,970      9,763      95,829        -

Realized gains/(losses)
  on disposition of
  assets (Note F)                       (4,817)       1,672        (65)       -           -

Unrealized appreciation
  (depreciation) of
  assets (Note G)                     (145,289)     102,672     (2,473)       -           -
                                       150,114      143,314      7,225      95,829      72,028
Contributions
  (Notes D and E)
    Participants                       620,824      361,365     52,031     946,795        -
    PSI Energy, Inc.                      -            -          -           -           -
    Rollovers                           12,341        9,580     19,302       8,511        -

Transfers (to)/from
  Employees' 401(k)
  Savings Plan, net                      8,111       14,610       (131)     (5,229)     (3,252)

Withdrawals                            (12,880)        (700)      (457)    (28,867)    (11,666)
                                       628,396      384,855     70,745     921,210     (14,918)

Transfers between funds                326,036      137,442    122,946    (356,970)    (40,036)

Income and other changes
  in Plan equity for
  the year                           1,104,546      665,611    200,916     660,069      17,074

Plan equity at beginning
  of the year                        1,372,977      705,887       -      2,324,270     876,286

Plan equity at end of
  the year                          $2,477,523   $1,371,498   $200,916  $2,984,339    $893,360

        The accompanying notes are an integral part of these financial statements.

                                        Page 1 of 2
/TABLE

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                Total
                                                Participant   Combined
                                    Stock Fund   Loan Fund      Funds
Investment income
    Interest                        $     -       $ 25,106   $    97,134
    Dividends                          372,464        -          817,246

Realized gains/(losses)
  on disposition of
  assets (Note F)                       (5,339)       -           (8,549)

Unrealized appreciation
  (depreciation) of
  assets (Note G)                    1,002,485        -          957,395
                                     1,369,610      25,106     1,863,226
Contributions
  (Notes D and E)
    Participants                       301,637        -        2,282,652
    PSI Energy, Inc.                 1,434,233        -        1,434,233
    Rollovers                            1,100        -           50,834

Transfers (to)/from
  Employees' 401(k)
  Savings Plan, net                    (26,951)       -          (12,842)

Withdrawals                            (81,931)       -         (136,501)
                                     1,628,088        -        3,618,376

Transfers between funds               (326,139)    136,721          -

Income and other changes
  in Plan equity for
  the year                           2,671,559     161,827     5,481,602

Plan equity at beginning
  of the year                        5,699,978     254,874    11,234,272

Plan equity at end of
  the year                          $8,371,537    $416,701   $16,715,874

        The accompanying notes are an integral part of these financial statements.

                                        Page 2 of 2
/TABLE

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1991

                              Aggressive                  Money
                                Equity    Conservative    Market
                                 Fund      Equity Fund     Fund     Income Fund  Stock Fund
Investment income
    Interest                  $     -       $   -       $     -      $   70,169  $     -
    Dividends                    114,890      26,206       103,055         -        277,991

Realized gains on
  disposition of
  assets (Note F)                 18,754       6,899          -            -          4,325

Unrealized appreciation
  of assets (Note G)             203,451      94,244          -            -        227,226
                                 337,095     127,349       103,055       70,169     509,542
Contributions
  (Notes D and E)
    Participants                 373,492     223,581       944,265         -        273,929
    PSI Energy, Inc.                -           -             -            -        314,416

Transfers to Employees'
  401(k) Savings Plan,
  net                            (11,513)     (9,614)      (11,487)      (5,309)    (28,329)

Withdrawals                       (8,191)     (6,917)      (24,775)     (11,985)   (117,116)
                                 353,788     207,050       908,003      (17,294)    442,900

Transfers between funds          (23,611)     14,135       339,828     (378,190)    (92,002)

Income and other
  changes in Plan equity
  for the year                   667,272     348,534     1,350,886     (325,315)    860,440

Plan equity at beginning
  of the year                    705,705     357,353       973,384    1,201,601   4,839,538

Plan equity at end of
  the year                    $1,372,977    $705,887    $2,324,270   $  876,286  $5,699,978


        The accompanying notes are an integral part of these financial statements.

                                        Page 1 of 2
/TABLE

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1991

                                              Total
                              Participant   Combined
                               Loan Fund      Funds
Investment income
    Interest                    $ 13,811   $    83,980
    Dividends                       -          522,142

Realized gains on
  disposition of
  assets (Note F)                   -           29,978

Unrealized appreciation
  of assets
  (Note G)                          -          524,921
                                  13,811     1,161,021
Contributions
  (Notes D and E)
    Participants                    -        1,815,267
    PSI Energy, Inc.                -          314,416

Transfers to Employees'
  401(k) Savings Plan,
  net                               -          (66,252)

Withdrawals                         -         (168,984)
                                    -        1,894,447

Transfers between funds          139,840          -

Income and other
  changes in Plan equity
  for the year                   153,651     3,055,468

Plan equity at beginning
  of the year                    101,223     8,178,804

Plan equity at end of
  the year                      $254,874   $11,234,272


        The accompanying notes are an integral part of these financial statements.

                                        Page 2 of 2
/TABLE

               PSI ENERGY, INC.
              UNION EMPLOYEES' 401(k) SAVINGS PLAN
                  NOTES TO FINANCIAL STATEMENTS


Note A - Plan Description:

         The PSI Energy, Inc. Union Employees' 401(k) Savings Plan (Plan) is a defined contribution plan covering union employees of PSI Energy, Inc. (Energy) who meet minimum age and service requirements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. The administrative expenses of the Plan are paid by Energy. Further details of the Plan are provided in the Summary Plan Description which has been distributed to all Plan participants.

         On July 1, 1993, U.S. Trust Company of California, N.A. was named Trustee of the Plan.

Note B - Accounting Principles:

         The accounts of the Plan are maintained on an accrual basis. Assets of the Plan are valued at current market value. Requests for withdrawal received but not yet processed by the Plan have not been reflected in the financial statements and total $16,983 for 1993 and $6,270 for 1992.

Note C - Income Tax Status:

         Energy intends to request the Internal Revenue Service to issue a determination letter that the Plan continues to be qualified under
         Section 401(a) and the trust is exempt from Federal income tax under
         Section 501(a) of the Internal Revenue Code of 1986 (Code). Energy intends to make any additional amendments to the Plan which may be required by the Internal Revenue Service as a condition to the issuance of such a determination letter. The discussion of Federal income tax effect to participants that follows assumes a favorable determination by the Internal Revenue Service regarding qualification of the Plan.

              Federal Income Tax Effect to Participants

                   a.  General

                   Qualification of the Plan under Section 401(a) of the Code means that a participant is not subject to Federal income taxes on amounts contributed to the participant's Deferred Compensation Account (pre-tax participant contributions), Company Matching Account (Energy contributions) and Incentive Matching Account (Energy contributions based on meeting certain corporate goals), or earnings thereon, until such amounts are distributed to the participant or to a beneficiary in the event of the participant's death. Contributions to the participant's Deferred Compensation Account are subject to Federal employment (FICA) taxes and may be subject to certain state and local income taxes.

                   b.  Contributions to Participants' Accounts

                   Contributions to a participant's Deferred Compensation Account reduce the amount of compensation subject to Federal income tax to the extent of the contributions. The Code limits the average of the percentages of annual compensation deferred under the Plan by "highly compensated employees" to a certain multiple of the average of the percentages of annual compensation deferred by eligible employees who are not "highly compensated employees." The total of a participant's Deferred Compensation Contributions under the Plan plus, in the case of a participant who during the year was also employed by an organization other than Energy, all similar contributions made by or for the participant under a comparable plan maintained by such other employer cannot exceed $7,000, as adjusted under Code Section 415(g)(5) beginning January 1, 1988 (the applicable amount for 1993 is $8,994). The Plan also permits participants to make After-Tax Contributions to the Plan. The sum of all contributions (including contributions to a participant's Deferred Compensation Account, Company Matching Account, Incentive Matching Account and After-Tax Contribution Account under the Plan) to all qualified defined contribution plans and qualified defined benefit plans maintained by Energy cannot exceed the lesser of (i) 25% of the participant's earnings for the plan year or (ii) $30,000 or, if greater, one-fourth of the dollar limitation then in effect pursuant to Code Section 415(d) or allowable under Code Section 415(c)(6).

                   c.  Penalty Tax on Distributions Before Age 59 1/2

                   If, prior to age 59 1/2, a distribution is received from the participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, such distribution is taxed as ordinary income and may be subject to an additional 10% penalty tax unless one of the statutory exceptions to such penalty tax applies. Similarly, distributions prior to age 59 1/2 from a participant's After-Tax Contribution Account must include a prorated portion of earnings. Such earnings are taxed as ordinary income and may be subject to the 10% penalty tax unless one of the statutory exceptions to the penalty tax applies. Distributions made after age 59 1/2 from a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account are taxed as ordinary income. Distributions made after age 59 1/2 from a participant's After-Tax Contribution Account must include a prorated portion of earnings and such earnings are taxed as ordinary income.

                   d.  Distribution Upon Disability or Termination of
                       Employment

                   The Plan provides that distribution upon disability, retirement, death, or termination of employment may be made in a lump sum or in a series of equal annual installments over a period not to exceed the lesser of 10 years, the participant's life expectancy, or the joint life expectancy of the participant and the participant's beneficiary. If the distribution is made in a lump sum, the entire amount distributed from a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from the After-Tax Contribution

         Account, may qualify for special rules applicable to lump sum distributions. Otherwise, such amount is taxed as ordinary income. The qualifying amount of the lump sum distribution may be eligible in certain circumstances for 5-year or 10-year averaging. If a lump sum distribution from the Plan includes shares of PSI Resources, Inc. (Resources) Common Stock, taxation of such distribution is deferred until the recipient makes a taxable disposition of the shares.

                   If the distribution of a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account is made in installments, then each payment is taxed as ordinary income. If the distribution of a participant's After-Tax Contribution Account is made in installments, then the portion of each payment representing earnings is taxed as ordinary income. If an installment payment includes shares of Resources Common Stock, taxation of such distribution is deferred until the recipient makes a taxable disposition of the shares.

                   e.  Rollover of a Distribution

                   If a distribution is made in a lump sum, the participant may, under certain circumstances, roll over to a qualified employee benefit trust described in Section 401(a) of the Code or an individual retirement account described in Section 408 of the Code the entire amount distributed from his Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from his After-Tax Contribution Account. If a participant's spouse receives a lump sum distribution as a result of the participant's death, the spouse may defer taxation of the entire amount distributed from the participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from the participant's After-Tax Contribution Account, to the extent that such amount is contributed to an individual retirement account in accordance with applicable law.

                   f.  Withholding Requirements

                   Effective January 1, 1993, the Unemployment Compensation Amendments Act of 1992 requires income tax withholding at a rate of 20% for any eligible rollover distribution that is not directly transferred to another qualified plan or Individual Retirement Account. This withholding requirement may not be waived by the participant receiving the distribution. Required distributions received because a participant has reached age 70 1/2 are not subject to the 20% withholding requirement.

Note D - Investment Programs:

         The investment programs of the Plan are as follows:

         Participant contributions - Upon enrollment or re-enrollment, participants shall direct that their contributions, including any rollover contributions, be invested in one or more of the following investment options:

         -   Aggressive Equity Fund

             The Aggressive Equity Fund invests in equities, bonds, governmental notes or instruments, or mutual funds or pooled funds investing in such securities, as determined by Energy, with the principal purpose of seeking maximum appreciation in value.

         -   Conservative Equity Fund

             The Conservative Equity Fund invests in equities, bonds, governmental notes or instruments, or mutual funds or pooled funds investing in such securities, as determined by Energy, with the principal purpose of matching or exceeding the performance of a recognized index of stocks or securities.

         -   Balanced Fund

             Effective January 1, 1993, the Balanced Fund was established to invest in equities, bonds and short-term instruments, as determined by Energy, with the principal purpose of reducing risk over the long term by diversifying holdings among the three asset groups and within the groups.

         -   Bond Fund

             Effective January 1, 1992, the Bond Fund was established to invest in securities that include obligations of the U.S. Treasury, U.S. Agencies, corporations, mortgage-backed obligations, and U.S. dollar-denominated obligations of foreign governments with the principal purpose of seeking current income consistent with the preservation of capital.

         -   Income Fund

             The Income Fund consists of one or more savings or group annuity contracts with stated or variable interest rates. Contributions and transfers to this Fund ceased as of December 31, 1989. Repayments of loans originally made from this Fund are now reflected in the Money Market Fund. The last contract in this Fund expired December 31, 1992, and those assets were transferred to the Money Market Fund at that time.

         -   Stock Fund

             The Stock Fund invests primarily in common stock of PSI Resources, Inc., the parent company of Energy.

         -   Money Market Fund

             The Money Market Fund invests in high quality money market instruments including certificates of deposit, commercial paper, short-term corporate and U.S. Government obligations and bankers' acceptances issued by major banks. The purpose of the Fund is to seek high money market yields while maintaining preservation of capital.

         Energy contributions - Energy provides a discretionary matching contribution as determined by Energy's Board of Directors. The matching percentage and the maximum percentage of compensation to be used in the calculation of the matching contributions will be determined by Energy's Board of Directors with respect to each plan year. Matching contributions are vested immediately. All Energy contributions are invested in the Stock Fund; however, participants may elect to transfer funds from the Stock Fund into another fund as described above, if the Stock Fund investments were contributed prior to January 1, 1992. On January 1, 1992, Energy's Board of Directors approved an increase in the matching contribution and also approved an incentive matching contribution if Energy meets certain goals established by the Board. The matching and incentive matching funds contributed after January 1, 1992 must remain in the Stock Fund until the participant reaches age 55.

         The number of Plan participants invested in each fund was as follows:

                                                       December 31,
                                                      1993       1992

         Aggressive Equity Fund                        885        706

         Conservative Equity Fund                      623        519

         Balanced Fund                                 302         -

         Bond Fund                                     161        115

         Money Market Fund                             774        839

         Income Fund                                    -         645

         Stock Fund                                  1,512      1,364

Note E - Contributions Receivable:

         Amounts include investments made in the month subsequent to the date of the financial statements of $159,326 and $139,928 for 1993 and 1992, respectively, and the incentive matching contribution of $481,673 and $327,896 for 1993 and 1992, respectively.

Note F - Realized Gains on Disposition of Assets:

         The change in market value from the beginning of the year to the date of sale for investments sold during the year is reported separately as Realized gains on disposition of assets in the Statements of Income and Other Changes in Plan Equity.  The net realized gain or loss on investments sold for 1993, 1992 and 1991 is as follows:
                      Aggressive  Conservative  Balanced    Bond    Money Market    Stock
1993                 Equity Fund   Equity Fund    Fund      Fund        Fund         Fund
Proceeds of Sale     $   400,414    $  202,714  $ 43,018  $ 82,772   $1,191,382   $  461,173

Cost of Assets           368,304       190,023    41,771    80,910    1,191,382      411,603

Realized Gains on
  Disposition of
  Assets             $    32,110    $   12,691  $  1,247  $  1,862   $     -      $   49,570


                      Aggressive  Conservative    Bond    Money Market    Income      Stock
1992                 Equity Fund   Equity Fund    Fund        Fund         Fund       Fund

Proceeds of Sale     $   114,790    $   45,613  $ 11,416   $  499,194   $   54,954  $505,563

Cost of Assets           119,607        43,941    11,481      499,194       54,954   510,902

Realized Gains/(Losses)
  on Disposition
  of Assets          $    (4,817)   $    1,672  $    (65)  $     -      $     -     $ (5,339)


                      Aggressive  Conservative  Money Market    Income      Stock
1991                 Equity Fund   Equity Fund      Fund         Fund       Fund

Proceeds of Sale     $   109,283    $   49,628    $179,009    $  395,484  $289,387

Cost of Assets            90,529        42,729     179,009       395,484   285,062

Realized Gains on
  Disposition of
  Assets             $    18,754    $    6,899    $   -       $     -     $  4,325

         For purposes of calculating realized gains, the cost of the asset represents the market value of that asset at the beginning of the year.
/TABLE

Note G - Unrealized Appreciation (Depreciation) of Assets:

         The unrealized appreciation (depreciation) of assets included in the
         Plan equity is as follows:
                                                                                                  Total
                                     Aggressive  Conservative  Balanced    Bond      Stock      Combined
                                    Equity Fund   Equity Fund    Fund      Fund      Fund         Funds
Balance as of December 31, 1990     $   (20,032)   $  (64,218) $   -     $  -     $ (179,922) $  (264,172)

Realized gains/(losses) on
  investments sold in prior
  years                                 (14,362)          617      -        -         85,336       71,591

Adjusted balance as of
  December 31, 1990                     (34,394)      (63,601)     -        -        (94,586)    (192,581)

Change for 1991                         203,451        94,244      -        -        227,226      524,921

Less previously recorded
  unrealized appreciation
  (depreciation) on investments
  sold during the year                   (7,099)       (6,894)     -        -          1,708      (12,285)

Balance as of December 31, 1991         176,156        37,537      -        -        130,932      344,625

Change for 1992                        (145,289)      102,672      -      (2,473)  1,002,485      957,395

Less previously recorded
  unrealized appreciation
  on investments sold
  during the year                        11,122         1,493      -         220      23,980       36,815

Balance as of December 31, 1992          19,745       138,716      -      (2,693)  1,109,437    1,265,205

Change for 1993                         277,899       240,625    76,735      530   2,810,849    3,406,638

Less previously recorded
  unrealized appreciation
  (depreciation) on investments
  sold during the year                    2,196        14,358       916   (1,809)     51,459       67,120

Balance as of December 31, 1993     $   295,448    $  364,983  $ 75,819  $  (354) $3,868,827  $ 4,604,723
/TABLE

Note H - Party-in-Interest and Reportable Transactions:

         There were no party-in-interest transactions during 1993, 1992 or 1991. See Schedule II for a Summary of Reportable
         Transactions.

Note I - Participant Loan Fund:

         The Plan permits participants to borrow from their Deferred Compensation Account and ESOP rollover account subject to Department of Labor regulations. A participant may have up to three loans outstanding at any one time. Participants select the repayment period, not to exceed 54 months. The annual interest rate is determined using comparable factors applied by commercial banks in making loan decisions. The maximum amount available for a loan is fifty percent (50%) of the eligible account balances to a maximum of $50,000. The amount used to secure a loan is 50% of the eligible account balances.

         Certain amounts in the 1991 and 1992 financial statements have been reclassified to conform to the 1993 presentation.

Note J - Pending Merger of Plan Sponsor's Parent:

         Energy, its parent PSI Resources, Inc., and The Cincinnati Gas
         & Electric Company entered into an Agreement and Plan of Reorganization dated as of December 11, 1992, which was subsequently amended and restated on July 2, 1993, and as of September 10, 1993 (as amended and restated, the "Merger Agreement"). Under the Merger Agreement, PSI Resources, Inc. will be merged with and into a newly formed corporation named CINergy Corp. and a subsidiary of CINergy Corp. will be merged with and into The Cincinnati Gas & Electric Company (collectively referred to as the "Mergers"). Pursuant to the Mergers, each share of PSI Resources, Inc. common stock in the Stock Fund will be converted into CINergy Corp. common stock based on the exchange ratio provided for in the Merger Agreement. There will be no other immediate effects on the Plan due to the Mergers.

                                                           Schedule I

                        PSI ENERGY, INC.
              UNION EMPLOYEES' 401(k) SAVINGS PLAN
                         EIN 35-0594457
                            PLAN 101
   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                        DECEMBER 31, 1993

          Column A              Column B     Column C        Column D

                                                            Approximate
                                                            Market Value

         Investment              Shares       Cost         Amount      %
Aggressive Equity Fund

     Fidelity Magellan Fund    54,808.775  $ 3,587,754  $ 3,883,202   15.7


Conservative Equity Fund

     Fidelity Equity-
       Income Fund             64,901.860    1,831,296    2,196,279    8.8


Balanced Fund

     Fidelity Asset Manager
       Fund                    77,046.592    1,110,698    1,186,517    4.8


Bond Fund

     Fidelity U.S. Bond
       Index Fund              27,028.064      297,663      297,309    1.2


Money Market Fund

     Fidelity Retirement
       Money Market                  -       3,692,771    3,692,771   14.9


Stock Fund

     PSI Resources, Inc.
       Common Stock,
       Without Par Value      487,742.991    9,056,362   12,925,189   52.2


Participant Loan Fund                -         596,482      596,482    2.4



TOTAL INVESTMENTS                          $20,173,026  $24,777,749  100.0
/TABLE

                                                           Schedule I

                        PSI ENERGY, INC.
              UNION EMPLOYEES' 401(k) SAVINGS PLAN
                         EIN 35-0594457
                            PLAN 101
   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                        DECEMBER 31, 1992

          Column A              Column B     Column C        Column D

                                                           Approximate
                                                           Market Value

         Investment              Shares       Cost         Amount      %
Aggressive Equity Fund

     Fidelity Magellan Fund    38,830.125  $ 2,426,941  $ 2,446,686   15.1

Conservative Equity Fund

     Fidelity Equity-
       Income Fund             46,734.082    1,217,040    1,355,756    8.3


Bond Fund

     Fidelity U.S. Bond
       Index Fund              18,427.150      200,969      198,276    1.2


Money Market Fund

     Fidelity Retirement
       Money Market                  -       2,949,568    2,949,568   18.2


Income Fund

     Fidelity Group -
       Guaranteed Investment
       Contract 1/                   -         893,360      893,360    5.4


Stock Fund

     PSI Resources, Inc.
       Common Stock,
       Without Par Value      399,385.136    6,878,265    7,987,703   49.2


Participant Loan Fund                -         416,701      416,701    2.6


TOTAL INVESTMENTS                          $14,982,844  $16,248,050  100.0

1/  This contract expired December 31, 1992.  Funds were transferred to
    Fidelity's Retirement Money Market in January 1993.
/TABLE

                                                                                       Schedule II

                                     PSI ENERGY, INC.
                           UNION EMPLOYEES' 401(k) SAVINGS PLAN
                                      EIN 35-0594457
                                         PLAN 101
                       ITEM 27d SCHEDULE OF REPORTABLE TRANSACTIONS
                           FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                                  Current Value       Net
                            Number of    Purchase      Sale       Book Value      of Asset on      Realized
                          Transactions    Price      Proceeds   of Asset Sold  Transaction Date  Gain/(Loss)
Purchases
  Stock Fund                    57      $2,538,240  $     -       $     -         $2,538,240       $   -
  Aggressive Equity Fund       117       1,526,922        -             -          1,526,922           -
  Conservative Equity Fund     111         789,922        -             -            789,922           -
  Balanced Fund                123       1,151,553        -             -          1,151,553           -
  Money Market Fund            139       1,934,586        -             -          1,934,586           -

Sales
  Income Fund                    2            -        893,367       893,367         893,367           -
  Stock Fund                    39            -        461,173       360,144         461,173        101,029
  Aggressive Equity Fund        59            -        400,414       366,108         400,414         34,306
  Conservative Equity Fund      50            -        202,714       175,665         202,714         27,049
  Balanced Fund                 16            -         43,018        40,855          43,018          2,163
  Money Market Fund            132            -      1,191,382     1,191,382       1,191,382           -

/TABLE

                                                       EXHIBIT 1









            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




          As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into PSI Resources, Inc.'s previously filed Registration Statement File Nos. 33-28820, 33-29407, 33-34456, 33-56882, and 33-51255.




ARTHUR ANDERSEN & CO.
Indianapolis, Indiana,
April 28, 1994.